UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 21, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 21, 2005, Standard & Poor’s Rating Services (“S&P”) lowered its corporate credit and senior unsecured ratings on Delphi Corporation (“Delphi”) to ‘BB’ from ‘BB+’ and its preferred stock rating (trust preferred rating) to ‘B’ from ‘B+’. The ratings remain on CreditWatch with negative implications.

Also on April 21, 2005, Fitch Ratings (“Fitch”) lowered its senior unsecured debt and bank facilities ratings on Delphi to ‘BB-’ from ‘BB+’, its trust preferred rating to ‘B’ from ‘BB-’, and its commercial paper rating is being withdrawn from a previous rating of ‘B’. The ratings remain on Rating Watch Negative by Fitch.

While facing many of the same issues challenging the automotive and automotive supplier sector, such as lower production volumes and higher material costs, Delphi continues to have a sound and stable management team of 23 Strategy Board members who comprise Delphi’s top policy making group. In addition, in January 2005 Delphi streamlined its senior management structure, appointing Rodney O’Neal as its first chief operating officer, providing additional stability and continuity during this challenging period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)
Date: April 26, 2005

By: /s/ JOHN D. SHEEHAN

(John D. Sheehan, Acting Chief Financial Officer, Chief Accounting Officer and Controller)